UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

GRAN TIERRA ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200, 150 13 Avenue S.W. Calgary, Alberta, Canada T2R 0V2
(Address of Principal Executive Offices) (Zip Code)

(403) 265-3221
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2016, Gran Tierra Energy Inc. (“Gran Tierra”) entered into a Second Amendment (the “Second Amendment”) to its credit agreement, dated September 18, 2015, by and among Gran Tierra Energy International Holdings Ltd., as borrower, Gran Tierra, The Bank of Nova Scotia, as administrative agent, and the lenders party thereto (the “Credit Agreement”).

The Second Amendment amended the Credit Agreement to, among other things, (i) decrease the borrowing base under the Credit Agreement from $200 million to $185 million, with $160 million readily available and $25 million subject to the consent of all lenders party thereto and (ii) decrease the amount of permitted senior debt from $600 million to $500 million.

The foregoing description of the Second Amendment is not complete and is qualified by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of June 2, 2016, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAN TIERRA ENERGY INC.

By:	/s/ David Hardy

David Hardy
Vice President Legal and General Counsel

Dated: June 3, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated as of June 2, 2016, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc., The Bank of Nova Scotia, and the lenders party thereto.